United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 23, 2026

Date of Report (Date of earliest event reported)

FG Imperii Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-43056	98-1884449
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 S. Walnut Street, Unit 1A Itasca, IL	60143
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 791 6817

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	FGII	The Nasdaq Stock Market LLC
Warrants	FGII.W	The Nasdaq Stock Market LLC
Units	FGII.U	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported, on January 20, 2026, FG Imperii Acquisition Corp., a Cayman Islands exempted company (the “Company”) consummated an initial public offering (the “IPO”) of 20,000,000 units (the “Units”). The Units were sold at an offering price of $10.00 per Unit, generating total gross proceeds of $200,000,000.

On January 22, 2026, the underwriters exercised their over-allotment option to purchase an additional 2,750,000 Units (the “Option Units”) at $10.00 per unit. The over-allotment option closing occurred on January 23, 2026, generating gross proceeds of $27,500,000.

An audited balance sheet as of January 20, 2026 reflecting receipt of the proceeds upon consummation of the IPO and concurrent private placement has been issued by the Company and previously filed as Exhibit 99.1 to a Current Report on Form 8-K on January 26, 2026. The Company’s unaudited pro forma balance sheet as of January 23, 2026, adjusted for the closing of the over-allotment option is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are being filed herewith:

99.1	Unaudited Pro Forma Balance Sheet as of January 23, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2026

FG IMPERII ACQUISITION CORP.

By:	/s/ Hassan R. Baqar
Name:	Hassan R. Baqar
Title:	Chief Financial Officer